Exhibit 23.1
Consent of Independent
Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81801) pertaining to the Republic Services 401(k) Plan of Republic Services, Inc. of our report dated June 25, 2009, with respect to the financial statements and schedule of the Republic Services 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP Certified Public Accountants
Phoenix, Arizona
June 25, 2009

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